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                            CERTIFICATE OF FORMATION

                                       OF

                                X PROPERTIES, LLC

                               -------------------


     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is X PROPERTIES, LLC.

     SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

                     LexisNexis Document Solutions Inc.
                     30 Old Rudnick Lane
                     Dover, DE  19901

         THIRD: The Limited Liability Company shall, to the fullest extent permitted by the provisions of the Delaware Limited Liability Company Act, as the same may be amended and supplemented, indemnify the members, managers, officers and directors of the Limited Liability Company.


Dated: January 17, 2003


                                                      /s/  Robert L. Lawrence
                                                      --------------------------
                                                      Robert L. Lawrence
                                                      Authorized Person